EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with CapitalSouth Bancorp’s (the “Company”) Quarterly Report on Form 10-Q for the period ended June 30, 2006 (“Report”), the undersigned certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006	By:	/s/ W. DAN PUCKETT
`		W. Dan Puckett
Chairman and Chief Executive Officer

Date: August 14, 2006	By:	/s/ CAROL W. MARSH
Carol W. Marsh
Chief Financial Officer